UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by the Party other than the Registrant ☒

Check the appropriate box:

☐ Preliminary Proxy Statement.

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☐ Definitive Additional Materials

☒ Soliciting Material under § 240.14a-12

SERVOTRONICS, INC.

(Name of Registrant as Specified In Its Charter)

PAUL L. SNYDER III

FOUNDERS SOFTWARE, INC.

BEAVER HOLLOW WELLNESS, LLC

KATHLEEN ANN SCHEFFER

CHRISTINE R. MARLOW

MICHAEL W. DOLPP

CHARLES C. ALFIERO

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required

☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On 02/04/2025, Beaver Hollow Wellness, LLC launched a website in connection with its solicitation of shareholders of Servotronics, Inc., which is available at www.saveservotronics.com (“Website”). Copies of the following materials have been posted on the Website.

S.A.V.E. Servotronics Proposal

Shareholder Action for Value and Employees

Dear Fellow Shareholders and the Servotronics Board of Directors,

We are Beaver Hollow Wellness, LLC, one of the largest shareholders of Servotronics, Inc. (“Servotronics” or “the Company”) and we are compelled to present this proposal with urgency and purpose. The goal is to address a critical situation that threatens the financial stability of Servotronics.

For nearly three years, Beaver Hollow Wellness, LLC has made efforts to collaborate with the Servotronics Board of Directors (“the Board”) and its leadership. We have offered executive support, offered to make strategic industry connections, and offered to uncover untapped asset value—all in an effort to support the Company’s success. Unfortunately, these offers were repeatedly declined. As a result, Servotronics customers, along with its shareholders and employees, have faced mounting frustration, along with a significant decline in shareholder value.

It is our belief that the Board and CEO have failed to deliver the necessary outcomes to stabilize the business and create wealth for all stakeholders. Instead, they have disproportionately and shamefully enriched themselves, to the detriment of the company’s long-term performance and future. This failure has placed Servotronics future in serious jeopardy and immediate action is needed to prevent further financial deterioration.

So now and with great urgency, we seek your support to reclaim the future of Servotronics.

These are the Key Objectives of the S.A.V.E. Proposal:

●	Rapidly improve manufacturing capabilities.

●	Regain customer confidence.

●	Restore employee morale.

●	Reverse the devasting decline in Shareholder Value

We anticipate that the Board may argue they are already implementing some of the actions outlined and that this plan doesn't introduce anything new. Not only do we disagree, but their own reported operational failures and unprecedented financial losses provide ample evidence that their perspective can no longer be trusted. We argue that the Strategic Evaluation, Financial Stabilization, Customer Engagement, Workforce Development, and Collaboration with the University of Buffalo, are all fresh and distinct initiatives. Overall, the key difference is our proposed team of expert director nominees. These are the people who can be trusted to successfully execute this plan. They have the in-depth understanding and expertise to do what is required and intended for each of the elements of the plan, focusing on better talent, an empowered team, and an aggressive timeline.

To ensure the success of this plan, we have collaborated with Industry Leading Experts, two of whom are proposed nominees for the Servotronics Board (including one who is proposed as new interim company CEO) and the former COO of Servotronics. Each of these individuals are considered experts in the areas of change management, manufacturing efficiency and operational effectiveness. These individuals have graciously added personal letters of endorsement for this plan and as a courtesy, we have attached these letters along with their professional credentials.

Respectfully Submitted,

Paul Snyder, III

For and on behalf of Beaver Hollow Wellness, LLC

Strategic Business Plan: 2025 - 2027

Executive Summary

Servotronics faces critical challenges, including, Leadership, financial instability, declining shareholder value, and a lack of operational efficiency. This strategic business plan outlines key initiatives focused on leadership transformation, financial stabilization, operational efficiency, engineering enhancements and product roadmap review, customer-centric practices, and product growth strategies that addresses these issues and will drive a successful turnaround. Immediate and decisive action is required to restore Servotronics to its position as a leading manufacturing company in Western New York.

Leadership Transformation

Revitalized Leadership Structure

The reconstituted Board will deliver strategic thinking, operational insight, and financial acumen, complemented by a commitment to diversity and inclusion. The revamped leadership team will leverage extensive experience and industry knowledge to develop and implement strategic initiatives that foster innovation and accountability.

Key Components:

●	Transformational Leadership: Introduce a leadership style that promotes innovation, collaboration, and accountability to create a culture of continuous improvement.

●	Strategic Vision: Develop a clear vision positioning Servotronics as a customer-centric innovator of advanced engineering products, guiding all decision-making processes.

●	Diversity and Inclusion: Ensure the Board includes diverse perspectives to enhance decision-making and foster innovation.

●	Executive Coaching: Implement coaching programs for leadership to ensure alignment with organizational goals.

●	Financial Oversight: Introduce rigorous financial oversight mechanisms to stabilize finances, enhance cash flow management, reduce debt, and ensure transparency.

●	Stakeholder Engagement: Foster strong relationships with employees, customers, and investors through open communication.

●

CEO and Board Overhaul: Establish a six-member Board from the current number of Five. Immediate replacement of the CEO and a majority of the current Board with experienced leaders possessing industry-specific expertise as follows:

1)

Paul Snyder should assume the role of Chairman, bringing a track record of successful leadership experience and community commitment. He is focused on the long-term success of Servotronics and building long-term shareholder value. He will also lead the committee overseeing the work of the investment banking firm, to ensure the strategic evaluation aligns with shareholder interests.

2)	Chris Alfiero should lead the Compensation Committee, ensuring transparency and alignment of executive compensation with company performance.

3)	Chris Marlow should head a newly established Corporate Efficiency and Effectiveness Committee, dedicated to improving operational performance and streamlining processes.

4)	Michael Dolpp should act as interim CEO to spearhead operational, financial recovery, and improved engagement of employees and customers.

Strategic Evaluation

Engagement of Investment Banking Firm

Engage a reputable investment banking firm for a comprehensive strategic evaluation and most importantly, manage this engagement with a reconstituted Board, with the expertise to ensure a successful outcome for all Stakeholders.

●	Scenario Analysis: Utilize scenario planning to test strategies under various market conditions.

●	Technology Audit: Evaluate current technology systems to identify opportunities for automation and digital transformation.

●	Evaluation Objectives: Assess operations, financial standing, and market positioning, while developing a roadmap to achieve the strategic vision.

●	Alternative Paths and Structures: Explore mergers, acquisitions, divestitures, or partnerships aimed at maximizing long-term shareholder value.

●	Transparency: Provide shareholders with regular updates on progress and outcomes.

Financial Recovery

Effective cash flow management is crucial for ensuring the financial health of Servotronics. Here are the initial strategies to achieve this:

●	Dynamic Financial Modeling: Implement real-time financial modeling to test the impact of proposed changes.

●	Comprehensive Banking Relationships: Restructure inefficient debt through new banking relationships that support growth.

●	Vendor Financing: Negotiate better payment terms with key suppliers to improve liquidity.

●

Aggressive Accounts Receivable Collections: Implement stringent measures to collect outstanding receivables promptly. This can involve offering early payment discounts or more efficient invoicing systems.

●	Improved Service Delivery: Enhance service delivery for Products, along with R&O Services to reduce customer penalties and improve payment cycles.

Real Estate Optimization

Real estate assets should be leveraged to stabilize finances:

●

Sale/Leaseback Transactions: Execute sale and leaseback arrangements for corporate real estate. This strategy unlocks significant capital, which can be reinvested in the business for growth initiatives or debt reduction.

●	Property Utilization: Evaluate the use of all company properties to ensure they are utilized efficiently. Underused or redundant properties can be sold off or repurposed.

Operational Excellence

Supply Chain Overhaul

Optimize supply chain operations to ensure reliability and cost-effectiveness. We anticipate that Servotronics may claim they are already addressing this as part of their current business plan. However, objectively, they have not succeeded in fully executing or realizing the intended outcomes, and we disagree with the notion that this plan doesn’t offer anything new.

Key strategies include:

●	Integrated Supply Chain Platforms: Use platforms like SAP for end-to-end visibility and management.

●	Supplier Relationship Management: Develop strong relationships with suppliers to enhance collaboration, improve quality, and reduce costs.

●	Inventory Management: Use advanced inventory management techniques such as demand forecasting, safety stock calculations, and reorder point formulas to maintain optimal inventory levels.

●

Logistics Optimization: Streamline logistics to improve delivery times and reduce shipping costs. This can be achieved through better route planning, consolidation of shipments, and leveraging technology for real-time tracking.

Lean Manufacturing

Implement Lean principles to reduce waste and improve efficiency across all manufacturing processes. This includes:

●

Value Stream Mapping: Analyze the flow of materials and information currently required to bring a product or service to the customer. This helps identify and eliminate waste, ensuring a smoother process. Remove barriers to achieving single piece flow. Assess manufacturing and improve profitability of unfavorable product mix.

●	Digital Twin Technology: Simulate manufacturing processes to identify bottlenecks and optimize production.

●	Just-In-Time Production: Produce only what is needed, when it is needed, and in the amount needed to minimize inventory costs and reduce lead times.

●

Continuous Improvement (Kaizen): Foster a culture of continuous improvement where employees at all levels work together proactively to achieve regular, incremental improvements in the manufacturing process.

Zero-Defect Deliverability

Achieve 100% on-time delivery with zero defects to rebuild customer trust and improve contract adherence. This can be accomplished through:

●	Total Quality Management (TQM): Implementing TQM principles to ensure every employee is committed to maintaining high standards of work in every aspect of a company’s operations.

●	Six Sigma: Utilize Six Sigma methodologies to identify and remove the causes of defects and minimize variability in manufacturing and business processes.

●	Automated Quality Control: Employ advanced quality control systems and automated inspection technologies to detect and correct defects before products reach the customer.

Customer Engagement

Foster a customer-centric culture within the organization to ensure all actions and decisions are aligned with customer needs and expectations.

●	Net Promoter Score (NPS): Regularly measure customer satisfaction and address feedback promptly.

●	Customer Data Analytics: Personalize customer interactions and anticipate needs using advanced analytics.

●	Proactive Issue Resolution: Develop real-time monitoring systems to identify and resolve issues before they impact customers.

●	Feedback Mechanisms: Conduct regular surveys and focus groups to understand customer needs and preferences.

●

Consistent Communication: Establish clear and regular communication channels with customers to keep them informed about order statuses, new product releases, and any potential delays. Utilize multiple platforms, including email, social media, and direct calls, to maintain an open dialogue. Establish Annual / bi-annual key account reviews with Executive management teams.

●

 Assurance: Implement rigorous quality assurance processes to ensure that all products meet or exceed customer expectations. Regularly review and update quality control measures to address any emerging issues promptly.

●

Dedicated Support Team: Establish a dedicated customer support team that is easily accessible and equipped to handle inquiries and issues efficiently. Ensure that support staff are well-trained and have a deep understanding of the products and services offered.

●

Business Value Assessment: Conduct a review of current customer contracts and existing sales versus customer complaints to determine if the book of business adds value or needs a pricing adjustment and if the terms of the agreement are balanced and reasonable.

Commitment to Workforce Development

Enhanced Employee Investment

Enhance employee satisfaction and retention by creating a people-centric culture and addressing key concerns identified in satisfaction surveys.

Implement the following strategies:

●

Upskilling Programs: Introduce modular training in emerging technologies like AI, robotics, and IoT. Offer continuous learning opportunities through in-house training, workshops, and online courses. Develop clear career paths and provide mentoring to support employee growth.

●	Employee Value Proposition (EVP): Define and communicate EVP to attract and retain top talent.

●	Leadership Development: Invest in programs to equip managers with skills to inspire their teams.

●	Innovation Encouragement: Create an environment that supports and values employee creativity.

●

Competitive Compensation and Benefits: Ensure that salaries and benefits are competitive within the industry. Introduce performance-based incentives and reward programs to recognize and motivate employees.

●	Work-Life Balance: Promote a healthy work-life balance by offering flexible working hours, remote work options, and wellness programs. Encourage taking regular breaks and vacations to prevent burnout.

●	Inclusive Work Environment: Foster an inclusive and diverse workplace where all employees feel valued and respected. Revitalize policies to prevent discrimination and promote equal opportunities.

●

Employee Engagement: Regularly engage with employees through surveys, feedback sessions, and town hall meetings to understand their needs and concerns. Act on the feedback to improve workplace conditions.

Collaboration with Educational Institutions and Government

Partner with the Northland Workforce Training Center and other educational institutions to access a skilled labor pool and secure grant funding. Expand workforce development initiatives by:

●

Apprenticeship and Internship Programs: Collaborate with technical schools and universities to create apprenticeship and internship programs that provide hands-on experience to students and potential employees.

●	Grant Funding for Training: Secure grants to fund training programs that enhance the skills of the current workforce and prepare new employees for the demands of the manufacturing industry.

●	Facilities Upgrade: Use grant funding to upgrade facilities and invest in state-of-the-art engineering technologies, providing employees with the tools they need to excel in their roles.

●

Skilled Labor Recruitment: Directly collaborate with local and state organizations to secure grants aimed at employing recently laid-off skilled workers in the region. Commit to aggressively supporting the training and hiring of unemployed skilled workers in WNY.

●

Community Engagement: Build strong relationships with the local community and stakeholders to create a pipeline of skilled talent that ensures long-term operational excellence and regional economic growth.

Industry Proven Growth Strategies

●

Market Expansion: Diversify into adjacent markets compatible with core competencies and identified “Opportunity Set” from internal engineering leadership, such as repair and overhaul (R&O) services, medical devices, and advanced aerospace components, allowing the company to tap into new revenue streams reducing reliance on any single market.

●

Geographic Expansion: Explore expanding operations into new geographical regions, both domestically and internationally. Conduct market research to identify regions with high demand for the company’s products and establish distribution channels and local partnerships to facilitate market entry.

●

Innovation Hubs: Establish dedicated teams to focus on new product development and meet emerging market needs and preferences. This will help in capturing a larger market share and driving revenue growth.

●

Innovation Focus: Invest in R&D to develop cutting-edge products, acquire necessary certifications, and establish technological superiority. Encourage a culture of innovation within the organization by providing resources and support for employees to experiment and develop new ideas.

●

Strategic Partnerships: Engage with state and local government initiatives to secure funding and enhance manufacturing capabilities. Form strategic alliances and partnerships with other companies, research institutions, and industry organizations to leverage shared expertise and resources.

Governance and Accountability Strategies

Distribute improved quarterly shareholder updates with comprehensive details on financial performance, strategic initiatives, and operational progress. These updates should include:

●	Financial Reports: Detailed quarterly and annual financial statements, including balance sheets, income statements, and cash flow statements.

●	Strategic Initiatives: Progress reports on key projects, market expansions, new product developments, and other strategic goals.

●	Operational Metrics: Key performance indicators (KPIs) that track operational efficiency, productivity, and other critical metrics.

Develop Performance Metrics

Align executive and board compensation with company performance to incentivize success and ensure accountability. This can be achieved through:

●	Performance-Based Bonuses: Tie bonuses to specific, measurable performance targets such as revenue growth, profitability, and market share.

●	Stock Compensation: Grant stock options and/or restricted stock that vest based on achieving long-term performance milestones.

●	Balanced Scorecard: Use a balanced scorecard approach to measure performance across various dimensions, including financial, customer, internal processes, and learning and growth.

Independent Oversight

Utilize third-party audits and industry benchmarks to validate progress and maintain transparency. Key strategies include:

●	External Audits: Engage reputable external auditors to conduct regular financial and compliance audits.

●	Benchmarking: Compare performance against industry standards and best practices to identify areas for improvement.

●	Risk Management: Implement robust risk management frameworks to identify, assess, and mitigate potential risks.

Stakeholder Engagement

Foster open communication and engagement with all stakeholders, including employees, customers, suppliers, and the community. Strategies include:

●	Town Hall Meetings: Host regular town hall meetings to provide updates and gather feedback from employees.

●	Customer Surveys: Conduct surveys to understand customer satisfaction and areas for improvement.

●	Supplier Conferences: Organize conferences with key suppliers to discuss collaboration and performance expectations.

●	Community Involvement: Engage with the local community through corporate social responsibility (CSR) initiatives and partnerships.

Ethics and Compliance

Establish and enforce a strong ethical framework and compliance program. Key components include:

●	Code of Conduct: Develop and communicate a clear code of conduct for all employees and stakeholders.

●	Training Programs: Provide regular ethics and compliance training to employees at all levels.

●	Whistleblower Policy: Implement a whistleblower policy to encourage reporting of unethical behavior without fear of retaliation.

Implementation Timeline

Phase 1 (0-6 months)

●	Leadership transition: Appoint new leadership to drive strategic initiatives and motivate employees.

●	Cash flow stabilization: Implement measures to improve liquidity and manage debt effectively.

●	Lean manufacturing deployment: Optimize production processes to enhance efficiency and reduce waste.

●	Enhance Employee Satisfaction: Creating associate centric culture, identifying key concerns identified in satisfaction surveys.

●	Begin Customer trust rebuilding: Management engagement with customers to rebuild trust through quality improvements and transparent communication.

Phase 2 (6 -12 months)

●	Operational improvements: Enhance supply chain management and streamline operations.

●	Continued Customer trust rebuilding: Team engagement with customers, fostering intimate relationships at all levels of customer contact.

●	New market penetration: Identify new markets to diversify revenue streams and increase market share.

Phase 3 (12-18 months)

●	R&D advancements: Invest in research and development to innovate and stay competitive.

●	Workforce expansion: Hire and train new talent to support growth and enhance capabilities.

●	Revenue growth: Focus on sales and marketing efforts to drive revenue and profitability.

Conclusion

By implementing the outlined strategic initiatives, Servotronics can reverse its downward trajectory and achieve sustainable growth. The key points of the plan include:

●	Leadership Overhaul: Appoint a new leadership team to drive strategic initiatives and foster a culture of innovation and excellence.

●	Financial Recovery: Enhance cash flow management, restructure debt, and optimize real estate assets to stabilize finances.

●	Operational Excellence: Implement Lean manufacturing principles, overhaul supply chain operations, and ensure zero-defect deliverability.

●	Customer Engagement: Adopt a customer-centric approach, improve communication, and enhance quality assurance to rebuild customer trust.

●	Commitment to Workforce Development: Invest in employee training and development, foster an inclusive work environment, and collaborate with educational institutions for a skilled labor pool.

●	Industry Proven Growth Strategies: Expand into new markets, develop new products, and form strategic partnerships to drive revenue growth.

●	Shareholder Value Focus: Transparent governance, performance-based incentives, and long-term sustainability.

The S.A.V.E. Servotronics Plan we have prepared, aims to restore stakeholder confidence and regain Servotonics position as a leading manufacturing company in Western New York. Shareholder support is essential to executing this transformation effectively, ensuring the company’s long-term success and sustainability.

If you would like more information, please visit our website www.saveservotronics.com. We have established this website to provide valuable and timely updates for all stakeholders. Please stay active and informed because by working together- we can S.A.V.E. Servotronics!

THANK YOU!

Harrison W. Kelly III, Ph.D.

Cogency Consulting, LLC

174 Main Street #101

East Aurora, New York, 14052

www.CogencyLLC.com

January 31, 2025

Paul Snyder III

Chairman

Founders Holding Corporation

450 Corporate Parkway, Suite 100

Buffalo, New York 14226

Subject: Endorsement of the S.A.V.E. Servotronics Proposal

Dear Paul,

Thank you for the opportunity to review your plan titled “S.A.V.E. Servotronics Proposal.” I’d like to begin by introducing myself and summarizing my credentials, which I believe position me well to assess this proposal.

I have a deep background in manufacturing and business system development, holding a Ph.D. in Industrial Engineering from the University at Buffalo and a Master’s Degree in Applied Statistics from the Rochester Institute of Technology. Over the past 30 years, I have focused on improving business performance through data-driven decision making and engineering innovations. My firm, Cogency Consulting, LLC, provides direct support to small and mid-sized manufacturing companies in highly regulated industries—including medical device, automotive, and aerospace—by delivering compliance and engineering solutions that enhance operational efficiency. Additionally, I spent 20 years teaching graduate and undergraduate industrial engineering courses within University at Buffalo’s Department of Industrial Engineering while holding multiple leadership roles, including Director of the NYS Engineering Design Innovation center and Director of Undergraduate Studies in the Industrial Engineering Department.

As a matter of public record, I briefly served as COO of Servotronics, Inc. in 2024 before resigning due to differences in leadership priorities. Since I am not in possession of any current information regarding Servotronics, Inc. my commentary and opinions are based on my expertise alone. I can confidently say that the structure and approach laid out in the plan are well-founded and would benefit many struggling companies. As a proud Western New Yorker, I have witnessed too many once-thriving companies leave the area for various reasons (e.g., Sumitomo Rubber USA/Dunlop Tires, New Era Cap Company, Globe Metallurgical, Ingersoll Rand, Motorola/Continental AG). I commend your commitment to revitalizing Servotronics, Inc. and preserving local industry. Given my experience and perspective, I believe this plan presents several innovative ideas and a strong framework for transforming Servotronics, Inc. I am pleased to offer my full endorsement of the “S.A.V.E. Servotronics Proposal.”

Sincerely,

Harrison W. Kelly III, Ph.D.

Cogency Consulting LLC

President

Michael Dolpp

8794 Hearthstone Drive

East Amherst, New York 14051

January 31, 2025

Beaver Hollow Wellness, LLC

Attention: Mr. Paul Snyder, III

Subject: Servotronics, Inc.

Dear Paul,

The last thing that our community needs is for another viable manufacturing business to falter or leave Western New York. I have reviewed the historic public Investor Summaries and the details of the proposed actions by Beaver Hollow Wellness that are necessary to assist with turning this organization around.

I am in full support of the actions noted and am honored to be included in the efforts to improve the financial position and market presence of Servotronics. I look forward to helping you and the team assembled achieve the noted objectives.

Sincerely,

M W Dolpp

Michael W. Dolpp

The S.A.V.E. Servotronics proposal is a comprehensive multi-dimensional plan that bolsters shareholders, employees and customers. It was formulated by a skilled team of industry professionals with proven success in the cornerstone areas of strategic thinking, value creation, financial acumen and operational excellence. It prioritizes Board transparency and accountability to regain stakeholder trust.

The actions outlined in the plan are critical in order to reverse the decline created by the current CEO and Board of Directors, as so poignantly illustrated by SVTs own public filings.

I participated in the formulation of the S.A.V.E. Servotronics plan and I wholeheartedly endorse it.

Signed,

Chris Marlow

Harrison W. Kelly III

Career Overview

An accomplished Executive Operations Leader with expertise in engineering, operations, quality management, and regulatory affairs. Demonstrated success in optimizing processes, improving efficiency, and enhancing financial performance across multiple industries.

Career Experience

●	Chief Operating Officer, Servotronics, Inc. (2024) – Led manufacturing operations, implemented Lean principles, and significantly improved financial performance.
●	Professor of Practice, University at Buffalo (2012-2024) – Developed and taught courses in Industrial Engineering, Lean Six Sigma, and Statistical Methods.
●	Director of Undergraduate Studies, University at Buffalo (2021-2023) – Managed and ensured regulatory compliance for the Industrial Engineering program.
●	President, ProVision LLC (2012-2024) – Developed quality and regulatory management systems, Lean Six Sigma certification programs, and manufacturing efficiency solutions.
●	Chief Quality Officer, Curbell, Inc. (2005-2012) – Established global quality management systems and led corporate Six Sigma training initiatives.

Credentials & Certifications

●	Ph.D. in Industrial and Systems Engineering (University at Buffalo)
●	Lean Six Sigma Master Black Belt
●	Certified ISO 13485:2016 Lead Auditor
●	Multiple academic publications and patents in quality management and statistical process control.

Michael W. Dolpp

Career Overview

A seasoned executive with extensive national and international leadership experience in operations, sales, and distribution. Proven ability to drive revenue growth, optimize sales channels, and implement lean manufacturing strategies.

Career Experience

●	Vice President & General Manager, Thomson Industries (2016-2020) – Led multi-site operations with full P&L responsibility, achieving growth and financial performance improvements.
●	Vice President, Sales Americas, Thomson (2007-2016) – Managed large customer service and sales organization, overseeing channel realignment and business system implementation.
●	Director, General Sales, IIMAK (1997-2000) – Developed and expanded sales operations, growing revenue from $5M to over $30M.
●	General Sales Manager, Enidine Inc. (1992-1996) – Directed sales teams, exceeding revenue objectives and expanding international sales.
●	Corporate Sales Manager, Frontier Foundries (1981-1986) – Managed corporate sales growth, increasing revenue by 25% annually.

Credentials & Certifications

●	MBA, Rochester Institute of Technology
●	Certified Lean Manufacturing Expert (Black Belt)
●	Expertise in union negotiations, strategic planning, and operational excellence.

Christine R. Marlow

Career Overview

An accomplished business strategist and defense industry executive with extensive experience in program management, strategic decision analysis, and Six Sigma implementation. Expertise in high-tech military manufacturing and consulting.

Career Experience

●	Owner & Consultant, J&C Consulting, LLC (2005-Present) – Provides strategic executive management support for multi-million-dollar government projects.
●	Strategy Director, Raytheon (2003-2013) – Led a $1.5B defense industry division, implementing Six Sigma strategies to enhance efficiency.
●	General Manager, Digital Display Group, ELCAN (1995-2003) – Managed full product lifecycle for military-spec digital display technologies.
●	Business Development Manager, System Technologies (1994-1995) – Focused on new military combat simulator products and field deployments.
●	Program Manager, Three-Dimensional Technologies (1991-1994) – Co-inventor of OmniView™ 3D display technology.

Credentials & Certifications

●	MBA, University of Dallas
●	BS in Industrial Engineering, Purdue University
●	ASQ Six Sigma Black Belt (Internationally Certified)
●	Registered Professional Engineer (State of Texas)
●	Strategic Decision Analysis & Risk Certification (Stanford University)

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 13D

Under the Securities Exchange Act of 1934

(Amendment No. 4)

SERVOTRONICS INC /DE/

(Name of Issuer)

Common Stock

(Title of Class of Securities)

817732100

(CUSIP Number)

Paul L. Snyder III

450 Corporate Parkway, Suite 100

Amherst, NY, 14226

(716) 316-5964

(Name, Address and Telephone Number of Person Authorized to Receive Notices and Communications)

01/09/2025

(Date of Event Which Requires Filing of This Statement)

If the filing person has previously filed a statement on Schedule 13G to report the acquisition that is the subject of this Schedule 13D, and is filing this schedule because of §§ 240.13d-1(e), 240.13d-1(f) or 240.13d-1(g), check the following box. ☐

The information required on the remainder of this cover page shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934 (“Act”) or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

SCHEDULE 13D

CUSIP No. 817732100

1	Name of reporting person Beaver Hollow Wellness, LLC
2	Check the appropriate box if a member of a Group (See Instructions) (a) ☑ (b) ☐
3	SEC use only
4	Source of funds (See Instructions) OO, WC
5	Check if disclosure of legal proceedings is required pursuant to Items 2(d) or 2(e) ☐
6	Citizenship or place of organization NEW YORK
Number of Shares Beneficially Owned by Each Reporting Person With:	7	Sole Voting Power 0.00
	8	Shared Voting Power 388,745.00
	9	Sole Dispositive Power 0.00
	10	Shared Dispositive Power 388,745.00
11	Aggregate amount beneficially owned by each reporting person 388,745.00
12	Check if the aggregate amount in Row (11) excludes certain shares (See Instructions) ☐
13	Percent of class represented by amount in Row (11) 15.2%
14	Type of Reporting Person (See Instructions) OO

SCHEDULE 13D

CUSIP No. 817732100

1	Name of reporting person Founders Software, Inc.
2	Check the appropriate box if a member of a Group (See Instructions) (a) ☑ (b) ☐
3	SEC use only
4	Source of funds (See Instructions) OO, WC
5	Check if disclosure of legal proceedings is required pursuant to Items 2(d) or 2(e) ☐
6	Citizenship or place of organization NEVADA
Number of Shares Beneficially Owned by Each Reporting Person With:	7	Sole Voting Power 0.00
	8	Shared Voting Power 388,745.00
	9	Sole Dispositive Power 0.00
	10	Shared Dispositive Power 388,745.00
11	Aggregate amount beneficially owned by each reporting person 388,745.00
12	Check if the aggregate amount in Row (11) excludes certain shares (See Instructions) ☐
13	Percent of class represented by amount in Row (11) 15.2%
14	Type of Reporting Person (See Instructions) CO

SCHEDULE 13D

CUSIP No. 817732100

1	Name of reporting person Snyder Paul L. III
2	Check the appropriate box if a member of a Group (See Instructions) (a) ☑ (b) ☐
3	SEC use only
4	Source of funds (See Instructions) OO, WC
5	Check if disclosure of legal proceedings is required pursuant to Items 2(d) or 2(e) ☐
6	Citizenship or place of organization UNITED STATES
Number of Shares Beneficially Owned by Each Reporting Person With:	7	Sole Voting Power 0.00
	8	Shared Voting Power 388,745.00
	9	Sole Dispositive Power 0.00
	10	Shared Dispositive Power 388,745.00
11	Aggregate amount beneficially owned by each reporting person 388,745.00
12	Check if the aggregate amount in Row (11) excludes certain shares (See Instructions) ☐
13	Percent of class represented by amount in Row (11) 15.2%
14	Type of Reporting Person (See Instructions) IN

SCHEDULE 13D

CUSIP No. 817732100

1	Name of reporting person Kathleen Ann Scheffer
2	Check the appropriate box if a member of a Group (See Instructions) (a) ☑ (b) ☐
3	SEC use only
4	Source of funds (See Instructions) OO
5	Check if disclosure of legal proceedings is required pursuant to Items 2(d) or 2(e) ☐
6	Citizenship or place of organization UNITED STATES
Number of Shares Beneficially Owned by Each Reporting Person With:	7	Sole Voting Power 2,173.00
	8	Shared Voting Power 0.00
	9	Sole Dispositive Power 2,173.00
	10	Shared Dispositive Power 0.00
11	Aggregate amount beneficially owned by each reporting person 2,173.00
12	Check if the aggregate amount in Row (11) excludes certain shares (See Instructions) ☐
13	Percent of class represented by amount in Row (11) 0.1%
14	Type of Reporting Person (See Instructions) IN

SCHEDULE 13D

CUSIP No. 817732100

1	Name of reporting person Charles C. Alfiero
2	Check the appropriate box if a member of a Group (See Instructions) (a) ☑ (b) ☐
3	SEC use only
4	Source of funds (See Instructions)
5	Check if disclosure of legal proceedings is required pursuant to Items 2(d) or 2(e) ☐
6	Citizenship or place of organization UNITED STATES
Number of Shares Beneficially Owned by Each Reporting Person With:	7	Sole Voting Power 0.00
	8	Shared Voting Power 0.00
	9	Sole Dispositive Power 0.00
	10	Shared Dispositive Power 0.00
11	Aggregate amount beneficially owned by each reporting person 0.00
12	Check if the aggregate amount in Row (11) excludes certain shares (See Instructions) ☐
13	Percent of class represented by amount in Row (11) 0.0%
14	Type of Reporting Person (See Instructions) IN

SCHEDULE 13D

CUSIP No. 817732100

1	Name of reporting person Christine R. Marlow
2	Check the appropriate box if a member of a Group (See Instructions) (a) ☑ (b) ☐
3	SEC use only
4	Source of funds (See Instructions)
5	Check if disclosure of legal proceedings is required pursuant to Items 2(d) or 2(e) ☐
6	Citizenship or place of organization UNITED STATES
Number of Shares Beneficially Owned by Each Reporting Person With:	7	Sole Voting Power 0.00
	8	Shared Voting Power 0.00
	9	Sole Dispositive Power 0.00
	10	Shared Dispositive Power 0.00
11	Aggregate amount beneficially owned by each reporting person 0.00
12	Check if the aggregate amount in Row (11) excludes certain shares (See Instructions) ☐
13	Percent of class represented by amount in Row (11) 0.0%
14	Type of Reporting Person (See Instructions) IN

SCHEDULE 13D

CUSIP No. 817732100

1	Name of reporting person Michael W. Dolpp
2	Check the appropriate box if a member of a Group (See Instructions) (a) ☑ (b) ☐
3	SEC use only
4	Source of funds (See Instructions)
5	Check if disclosure of legal proceedings is required pursuant to Items 2(d) or 2(e) ☐
6	Citizenship or place of organization UNITED STATES
Number of Shares Beneficially Owned by Each Reporting Person With:	7	Sole Voting Power 0.00
	8	Shared Voting Power 0.00
	9	Sole Dispositive Power 0.00
	10	Shared Dispositive Power 0.00
11	Aggregate amount beneficially owned by each reporting person 0.00
12	Check if the aggregate amount in Row (11) excludes certain shares (See Instructions) ☐
13	Percent of class represented by amount in Row (11) 0.0%
14	Type of Reporting Person (See Instructions) IN

SCHEDULE 13D

CUSIP No. 817732100

1	Name of reporting person Para Bellum Consulting, Inc.
2	Check the appropriate box if a member of a Group (See Instructions) (a) ☑ (b) ☐
3	SEC use only
4	Source of funds (See Instructions) OO
5	Check if disclosure of legal proceedings is required pursuant to Items 2(d) or 2(e) ☐
6	Citizenship or place of organization NEW YORK
Number of Shares Beneficially Owned by Each Reporting Person With:	7	Sole Voting Power 0.00
	8	Shared Voting Power 388,745.00
	9	Sole Dispositive Power 0.00
	10	Shared Dispositive Power 388,745.00
11	Aggregate amount beneficially owned by each reporting person 388,745.00
12	Check if the aggregate amount in Row (11) excludes certain shares (See Instructions) ☐
13	Percent of class represented by amount in Row (11) 15.2%
14	Type of Reporting Person (See Instructions) CO

SCHEDULE 13D

Item 1.

Security and Issuer

(a)	Title of Class of Securities:

Common Stock

(b)	Name of Issuer:

SERVOTRONICS INC /DE/

(c)	Address of Issuer's Principal Executive Offices:

1110 MAPLE ST, 1110 MAPLE ST, ELMA, NEW YORK , 14059.

Item 2. Identity and Background

(a)

(a) This statement is filed by: (i) Beaver Hollow Wellness, LLC, a New York limited liability company (BHW), with respect to the shares of Common Stock directly held by BHW; (ii) Founders Software, Inc., a Nevada corporation (Founders Software), which is a member of, and holder of approximately 92 percent of the issued and outstanding membership interest of BHW, with respect to the shares of Common Stock directly held by BHW; (iii) Paul L. Snyder III, who is the indirect, majority shareholder and Chairman of the Board of Directors of Founders Software, with respect to the shares of Common Stock directly held by BHW, and as a nominee for election to the board of directors of the Issuer; (iv) Para Bellum Consulting, Inc., a New York corporation (Para Bellum), which is a member of and holder of approximately 8 percent of the issued and outstanding membership interest of BHW, with respect to the shares of Common Stock directly held by BHW; (v) Kathleen Ann Scheffer, with respect to the shares of Common Stock directly held by Ms. Scheffer; (vi) Charles C. Alfiero, as a nominee for election to the board of directors of the Issuer; (vii) Christine R. Marlow, as a nominee for election to the board of directors of the Issuer; (viii) Michael W. Dolpp, as a nominee for election to the board of directors of the Issuer.

Each of the foregoing is referred to as a Reporting Person and collectively as the Reporting Persons. Each of the Reporting Persons is party to that certain Group Agreement, as further described in Item 6. Para Bellum and Founders Software are party to that certain Amended and Restated Voting Agreement, as further described in Item 6. Accordingly, the Reporting Persons are hereby filing a joint Schedule 13D.

(b)

(b) The address of the principal office of each of BHW, Founders Software and Mr. Snyder is 450 Corporate Parkway, Amherst, New York 14226. The principal business address of Para Bellum is 2370 Lewis Road, South Wales, New York 14139. The principal business address of Ms. Scheffer is 960 Porterville Road, East Aurora, New York 14052. The principal business address of Ms. Marlow is 3801 Nutwood Lane, Plano, Texas 75074. The principal business address of Mr. Dolpp is 8749 Hearthstone Drive, East Amherst, New York 14051. The principal business address of Mr. Alfiero is 52 South Union Road, #102, Williamsville, New York 14221.

(c)

(c) The principal business of BHW is the ownership and leasing of real property and the management of other assets. The principal business of Founders Software is its operation as a software development company. The principal occupation of Mr. Snyder is serving as the Chairman of Founders Software and as the Chief Executive Officer of BHW. The principal business of Para Bellum is management consulting to various companies across various lines of business. The principal occupation of Ms. Scheffer is a legal secretary. The principal occupation of Ms. Marlow is Owner and Manager of J & C Consulting, LLC, a company providing executive support and consulting services to companies with annual revenues of approximately $50M and owner and Manager of G4Grads, LLC a company that sells custom engraved handguns to law enforcement and military personnel. The principal occupation of Mr. Dolpp is retired. The principal occupation of Mr. Alfiero is Managing Member of Alfiero Family, LLC, a limited liability company primarily engaged in the management of a portfolio of public and private entities and Executive Director of Foundation 214, Inc., a private foundation which is invested in a portfolio of companies and designed to make grants to charitable organizations providing assistance to children, the elderly and veterans in healthcare and education.

(d)	(d) During the last five years, Reporting Persons have not been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors).

(e)

(e) During the last five years, the Reporting Persons have not been party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws.

(f)

(f) BHW is a New York limited liability company. Founders Software is a Nevada corporation. Para Bellum is a New York corporation. Mr. Snyder, Ms. Scheffer, Ms. Marlow, Mr. Dolpp, and Mr. Alfiero are citizens of the United States of America.

Item 3. Source and Amount of Funds or Other Consideration

On 12/06/2022, the Estate of Nicholas Trbovich, Sr. (the Estate) contributed 294,643 shares of Common Stock to BHW in exchange for the issuance by BHW to the Estate of limited liability company membership interests in BHW. Pursuant to a Contribution and Sale Agreement dated 04/19/2023, the Estate contributed an additional 75,893 shares of Common Stock to BHW in exchange for limited liability company membership interests in BHW and sold 13,393 shares of Common Stock to BHW in exchange for cash, in each case based on assumed share value of $11.20 per share (the April 2023 Estate Transactions). The cash purchase price was paid from BHWs working capital. Also, pursuant to a Contribution Agreement dated 04/26/2023, Kenneth D. Trbovich contributed 77,978 shares of Common Stock to BHW in exchange for limited liability company membership interests in BHW (the April 2023 KDT Transaction, and together with the April 2023 Estate Transactions, the 'April 2023 Transactions'). On 09/30/2024, BHW redeemed the Estates interest in BHW, Mr. Trbovich transferred his membership interest in BHW to Para Bellum, and the members of BHW (Para Bellum and Founders Software) executed an Amended and Restated Voting Agreement dated as of 09/30/2024 (the September 2024 Transactions). Ms. Scheffer directly owns 2,173 shares of Common Stock, which she inherited from her father, Mr. Nicolas D. Trbovich, Sr., after his death.

Item 4. Purpose of Transaction

Initially, the Reporting Persons acquired the shares of Common Stock of the Issuer for investment purposes. The Reporting Persons have reviewed their investment in the Issuer on a continuing basis. The Reporting Persons may in the future, from time to time, dispose of some or all of the securities of the Issuer beneficially owned by them and/or acquire additional securities of the Issuer, in the open market or otherwise, or take any other actions with respect to their investment in the Issuer permitted by law, including any or all of the actions set forth in clauses (a) through (j) of the instructions to Item 4 of Schedule 13D. On 01/09/2025, Ms. Scheffer delivered a letter to the Issuer (the Nomination Letter) nominating a slate of highly qualified director candidates: Ms. Marlow, Mr. Snyder, Mr. Dolpp, and Mr. Alfiero (collectively, the Nominees) for election to the board of directors at the Issuers 2025 annual meeting of stockholders (the Annual Meeting). The Reporting Persons may have conversations with Issuers management and members of the board of directors, and other stockholders, to discuss the Nomination Letter, representation on the board of directors, the Reporting Persons ideas as to how the Issuer may be able to maximize product sales and development and more generally to enhance shareholder value.

Except as set forth herein or such as would occur upon or in connection with completion of, or following, any of the actions discussed herein, none of the Reporting Persons has any present plans or proposals that relate to or would result in any of the actions specified in clauses (a) through (j) of the instructions to Item 4 of Schedule 13D.

Item 5. Interest in Securities of the Issuer

(a)

(a) See rows (11) and (13) of the cover pages to this Schedule 13D for the aggregate number of shares of Common Stock and percentages of the Common Stock beneficially owned by the Reporting Persons. The aggregate percentage of the shares of Common Stock reported as owned pursuant to this Schedule 13D is based upon 2,554,236 shares of Common Stock issued and outstanding as of 10/25/2024, as reported in the Issuers Quarterly Report on Form 10-Q for the quarterly period ended 09/30/2024 filed with the Securities and Exchange Commission (the SEC) on 11/08/2024.

(b)

(b) See rows (7) through (10) of the cover pages to this Schedule 13D for the number of shares of Common Stock as to which each Reporting Person has the sole or shared power to vote or direct the vote and sole or shared power to dispose or to direct the disposition. Each Reporting Person, as a member of a group with the other Reporting Persons for the purposes of Section 13(d)(3) of the Exchange Act, may be deemed the beneficial owner of the shares of Common Stock directly owned by the other Reporting Persons. Each Reporting Person disclaims beneficial ownership of such shares of Common Stock except to the extent of his or its pecuniary interest therein

(c)	(c) The Reporting Persons did not enter into any transactions in the shares of Common Stock within the past sixty days.

(d)	(d) No other person is known to have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, such securities.

(e)	(e) Not applicable.

Item 6. Contracts, Arrangements, Understandings or Relationships With Respect to Securities of the Issuer

In connection with September 2024 Transactions, Para Bellum and Founders Software entered into an Amended and Restated Voting Agreement dated as of 09/30/2024 (the Amended and Restated Voting Agreement) which governs the voting, transfer, direction of dividend and disposal rights of the shares. The foregoing description of the Amended and Restated Voting Agreement is a summary only, does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Voting Agreement, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On 01/09/2025, BHW, Founders Software, Para Bellum, Mr. Snyder, Ms. Scheffer, Ms. Marlow, Mr. Dolpp, and Mr. Alfiero entered into a Group Agreement (the Group Agreement) in which, among other things, (a) the Reporting Persons agreed to the joint filing on behalf of each of them of statements on Schedule 13D with respect to the securities of the Issuer, (b) the Reporting Persons agreed to solicit proxies for the election of the Nominees at the Annual Meeting (the Solicitation), (c) the Reporting Persons agreed not to make any filing with the SEC, issue any press releases, or issue any stockholder communications related to the Solicitation, without the prior written consent of BHW, and (d)    BHW agreed to bear all expenses incurred in connection with the Solicitation, subject to certain limitations. The foregoing description of the Group Agreement is a summary only, does not purport to be complete and is qualified in its entirety by reference to the full text of the Group Agreement, a copy of which is attached as Exhibit 99.2 hereto and is incorporated herein by reference.

Other than as described in this Item 6, there are no contracts, arrangements, understandings or relationships (legal or otherwise) among the Reporting Persons and between such persons and any person with respect to any securities of the Issuer.

Item 7. Material to be Filed as Exhibits.

Exhibit 99.1*	Amended and Restated Voting Agreement, dated as of September 30, 2024

Exhibit 99.2*	Group Agreement, dated as of January 9, 2025

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Beaver Hollow Wellness, LLC, together with the other participants named herein (collectively, the “Group”), intends to file a preliminary proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2025 annual meeting of stockholders of Servotronics, Inc., a Delaware corporation (the “Company”).

THE GROUP STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST.

The participants in the proxy solicitation are anticipated to be Beaver Hollow Wellness, LLC, Founders Software, Inc., Paul L. Snyder, III, Kathleen Scheffer Christine R. Marlow, Michael W. Dolpp and Charles C. Alfiero.

As of the date hereof, Beaver Hollow Wellness, LLC beneficially owns directly 388,745 shares of common stock, par value $0.20 per share, of the Company (the “Common Stock”). Founders Software, Inc., as a member of, and holder of approximately 92 percent of the issued and outstanding membership interest of Beaver Hollow Wellness, LLC, may be deemed to beneficially own the 388,745 shares of Common Stock owned directly by Beaver Hollow Wellness, LLC. Paul L. Snyder III, as the indirect, majority shareholder and Chairman of the Board of Directors of Founders Software, may be deemed to beneficially own the 388,745 shares of Common Stock owned directly by Beaver Hollow Wellness, LLC. As of the date hereof, Kathleeen Ann Scheffer beneficially owns directly 2,173 shares of Common Stock. As of the date hereof, none of Christine R. Marlow, Michael W. Dolpp or Charles C. Alfiero beneficially owns any Common Stock.

The information contained in the materials on this website ("Information”) is based on publicly available information about Servotronics, Inc. (the “Company”), which has not been independently verified by Beaver Hollow Wellness, LLC (“BHW”).  BHW recognizes that there may be confidential or otherwise non-public information in the possession of the Company or others that could lead the Company to disagree with BHW’s conclusions. This presentation and the Information is not a recommendation of solicitation to buy or sell any securities.

The analysis provided may include forward-looking statements, estimates and projections prepared with respect to, among other things, general economic and market conditions, changes in management, changes in the board.  Such statements, estimates and projections reflect various assumptions by BHW concerning results that are subject to uncertainties.  No representations are made as to the accuracy or completeness of such forward-looking statements.

The information made available exclusively by BHW and not by the Company or its affiliates and neither BHW nor its principals or representatives are authorized to disseminate any information, for or on behalf of the Company and nor do we purport to do so.